$110,000,000

TOWER AUTOMOTIVE, INC.

5.75% Convertible Senior Debentures due May 15, 2024

PURCHASE AGREEMENT

May 17, 2004

J.P. Morgan Securities Inc.
277 Park Avenue
9th Floor
New York, New York 10172

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

        Tower Automotive, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you, as the Initial Purchasers (the “Initial Purchasers”), $110,000,000 principal amount of its 5.75% Convertible Senior Debentures due 2024 (the “Firm Securities”). The Firm Securities will be issued pursuant to an Indenture to be dated as of May 24, 2004 (the “Indenture”) among the Company and BNY Midwest Trust Company, as trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $15,000,000 principal amount of its 5.75% Convertible Senior Debentures due 2024 (the “Additional Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the right to purchase the Additional Securities granted to the Initial Purchasers in Section 1 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.” The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $.01 per share (the “Common Stock”).

        The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), only to “qualified institutional buyers” (as defined in Rule 144A promulgated under the Securities Act (“Rule 144A”)) in compliance with the exemptions therefrom.

        The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), to be dated as of May 24, 2004 and to be entered into by the Company and the Initial Purchasers.

        In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (including the documents incorporated by reference therein, the “Preliminary Offering Memorandum”) and will prepare a final offering memorandum (including the documents incorporated by reference therein, the “Final Offering Memorandum” and, collectively the “Offering Memorandum”) for the information of the Initial Purchasers and for delivery to prospective purchasers of the Securities.

        Concurrent with the offering of the Securities, the Company intends to enter into a new senior secured credit agreement with Morgan Stanley Senior Funding, Inc. and J.P. Morgan Securities Inc., as sole and exclusive joint book runners and lead arrangers, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other lenders named therein (such agreement, together with any other documents, agreements or instruments delivered in connection therewith, the “New Senior Secured Credit Facility Documentation”), consisting of a $50.0 million revolving credit facility, a $375.0 million term loan and a $155.0 million synthetic letter of credit facility (the “Letter of Credit Facility”) (collectively, the “New Senior Secured Credit Facility”). Upon closing of the sale of the Securities and the New Senior Secured Credit Facility, the Company will immediately repay the existing senior credit facility (as described in the Offering Memorandum) from the net proceeds from the sale of the Securities and from a portion of the borrowings under the New Senior Secured Credit Facility. We refer to these transactions, including the offering of the Securities, collectively, as the “Refinancing Transactions.” Each of the completion of the offering of the Securities and the completion of the New Senior Secured Credit Facility is conditioned upon the completion of the other and will take place concurrently.

        The Company hereby confirms its agreement with the several Initial Purchasers as follows:

        1.        Agreements to Sell and Purchase. (a) The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the Firm Securities at a purchase price of 96.75% of the principal amount thereof (the “Purchase Price”), in the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto plus accrued interest, if any, from May 24, 2004 to the date of payment and delivery.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have a one-time right to purchase up to $15,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, from the Closing Date (as defined below) to the date of payment and delivery. If you, on behalf of the Initial Purchasers, exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice.

        The Company hereby agrees that, without the prior written consent of each of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, it will not, during the period ending 90 days after the date of the Final Offering Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock. The foregoing sentence shall not apply to (A) this Agreement or the sale of the Securities under this Agreement or the issuance of the Underlying Securities, (B) the grant by the Company of employee, officer or director stock options in the ordinary course of business, the issuance by the Company of any shares of Common Stock upon the exercise of any option or warrant or the conversion of any security outstanding on the date hereof or upon the exercise of any option (regardless of when issued) issued under any employee, officer or director stock option or similar benefit plan, (C) the issuance by the Company of shares of Common Stock, stock appreciation rights or common stock equivalents or warrants, rights or options to purchase any of the foregoing, pursuant to any employee, officer or director stock option, stock purchase or similar benefit plans, and (D) the filing of any registration statement in respect of the Securities and the Underlying Securities or any registration statement in respect of Common Stock or other securities pursuant to the Company’s employee, officer or director stock option, stock purchase or other similar benefit plans.

        (b)        The Company understands that the Initial Purchasers intend (i) to offer privately pursuant to Rule 144A their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Final Offering Memorandum.

        2.        Terms of the Offering. The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby severally makes to the Company the following representations and agreements:

(i) it is a “qualified institutional buyer” within the meaning of Rule 144A;

(ii) offers and sales of the Securities will be made only by it or its affiliates qualified to do so in the jurisdictions in which such offers or sales are made;

        (iii)        (A) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act (“Regulation D”)) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (B) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities only to, persons whom it reasonably believes to be “qualified institutional buyers” within the meaning of Rule 144A that in purchasing the Securities are deemed to have represented and agreed as provided in the Offering Memorandum; and

        (iv)        prior to or contemporaneously with any sale of the Securities by such Initial Purchaser or any of its affiliates, the Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates to take responsible steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, that the Securities (A) are being sold to them in reliance on Rule 144A, (B) have not been and, except as described in the Offering Memorandum, will not be registered under the Securities Act and (C) may not be offered, sold or otherwise transferred except as described in the Offering Memorandum.

        (b)        The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser, provided that any such offers or sales shall be made in accordance with the provisions of this Agreement.

        3.        Payment and Delivery. (a) Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the Initial Purchasers at the offices of Simpson Thacher & Bartlett LLP at 9:00 A.M., New York City time, on May 24, 2004, or at such other time on the same or such other date, not later than May 28, 2004, as shall be designated in writing by the Initial Purchasers and agreed to by us. The time and date of such payment are hereinafter referred to as the “Closing Date.”

        (b)        Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the account of the Initial Purchasers at the offices of Simpson Thacher & Bartlett LLP at 9:00 A.M., New York City time, on the date specified in the notice described in Section 1 or at such other time on the same or on such other date, not later than 5 days after the initial date specified in such notice, as shall be designated in writing by the Initial Purchasers. The time and date of such payment are hereinafter referred to as the “Option Closing Date.”

        (c)        Certificates for the Firm Securities and Additional Securities shall be in global form. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the account of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

        4.        Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

        (a)        Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Final Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum and the Final Offering Memorandum.

        (b)        Incorporated Documents. The documents incorporated by reference in the Preliminary Offering Memorandum and the Final Offering Memorandum or any further amendment or supplement thereto (the “Incorporated Documents”), when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in this paragraph (b) is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Offering Memorandum if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Offering Memorandum.

        (c)        Financial Statements. The financial statements and the related notes thereto incorporated by reference into the Preliminary Offering Memorandum and the Final Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included in or incorporated by reference into the Preliminary Offering Memorandum and the Final Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply.

        (d)        No Material Adverse Change. Since the date of the most recent financial statements of the Company incorporated by reference into the Preliminary Offering Memorandum and the Final Offering Memorandum (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference herein), (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company (other than dividends on the Tower Automotive Capital Trust 6¾% Trust Convertible Securities),or any of its subsidiaries on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with their business from fire, explosion, flood or other calamity that is material to the Company and its subsidiaries taken as a whole, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Memorandum.

        (e)        Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 of this Agreement and the identified subsidiaries are the only significant subsidiaries of the Company.

        (f)        Capitalization. The Company has the capitalization as set forth under the heading “Actual, March 31, 2004” in the Preliminary Offering Memorandum and the Final Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of the Company and its subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Offering Memorandum) and, except as set forth in the Offering Memorandum, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party that is material to the Company and its subsidiaries taken as a whole. Such authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Final Offering Memorandum.

        (g)        Rights to Purchase Common Stock; No Registration Rights. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Offering Memorandum and except for options granted under, or contracts or commitments pursuant to, the Company’s previous or currently existing stock option and other similar officer, director or employee benefit plans; except for this Agreement and the Registration Rights Agreement or stock purchase plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require either the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Securities registered pursuant to any registration statement.

        (h)        Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture, the Underlying Securities and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

        (i)        The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

        (j)        The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

        (k)        The Underlying Securities. Upon issuance and delivery of the Securities in accordance with the Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance with the terms of the Indenture and the Securities; the Underlying Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Indenture and the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities upon such conversion will not be subject to any preemptive or similar rights.

        (l)        Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

        (m)        Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

        (n)        No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, or any of its subsidiaries is a party or by which the Company, or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) except with respect to matters pertaining to the Sarbanes-Oxley Act of 2002 which is expressly covered in clause (oo) below, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

        (o)        No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and the issuance by the Company of the Underlying Securities upon conversion of the Securities and the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated by the Transaction Documents and the New Senior Credit Facility will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, with the exception of liens securing borrowings made on letters or credit issued under the New Senior Secured Credit Facility, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

        (p)        No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the issuance of the Underlying Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) under the Securities Act with respect to the registration of the Securities and the Underlying Securities pursuant to the terms of the Registration Rights Agreement and (iii) that if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under the Transaction Documents.

        (q)        Legal Proceedings. Except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, except as described in the Offering Memorandum, no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

        (r)        Independent Auditors. Deloitte & Touche LLP (“Deloitte & Touche”) is and Arthur Andersen LLP (“Arthur Andersen”) was, when serving as the Company’s independent auditors, independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder. The historical financial statements (including the related notes) incorporated by reference into the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, except as described in the notes to such financial statements, and fairly present, in all material respects, the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings “Summary—Summary historical consolidated financial data” and “Capitalization” and the financial information contained in the Company’s Form 10-K for the fiscal year ended December 31, 2003 and the Company’s Form 10-Q for the three-month period ended March 31, 2004 under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial information contained in the Company’s Proxy Statement for Annual Meeting of Stockholders dated April 16, 2004, under the heading “Executive Compensation,” each incorporated by reference into the Offering Memorandum, are derived from the accounting records of the Company and its subsidiaries and fairly present, in all material respects, the information purported to be shown thereby. The other historical financial and statistical information and data included in, and incorporated by reference into, the Offering Memorandum are, in all material respects, fairly presented.

        (s)        Title to Real and Personal Property. Except as set forth in the Offering Memorandum, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        (t)        Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, other than such conflicts that could not reasonably be expected to result in a Material Adverse Effect.

        (u)        Investment Company Act. None of the Company or any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

        (v)        Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (except for such taxes that are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles); and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

        (w)        Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

        (x)        No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened that could reasonably be expected to result in a Material Adverse Effect.

        (y)        Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

        (z)        Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and, except as otherwise disclosed in the Offering Memorandum, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

        (aa)        Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (bb)        Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company’s management reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and none of the Company or any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not have a Material Adverse Effect from similar insurers, as may be necessary to continue its business.

        (cc)        No Unlawful Payments. None of the Company or any of its subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (dd)        Solvency. On and immediately after the Closing Date and the Option Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

        (ee)        No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company other than those existing on the date hereof under (i) Sections 7.1.7, 7.2.2, 7.2.5, 7.2.6, 7.2.9, 7.2.10 and 7.2.11 of the New Senior Secured Credit Facility, (ii) any agreements under which the Company’s foreign subsidiaries have incurred indebtedness that in the aggregate do not exceed $148 million, (iii) any restrictions on the transfer of properties, provided that such transfer will not result in a Material Adverse Effect, and (iv) Section 3.4 of the 12% senior note indenture among R.J. Tower Corporation, the Company, the subsidiary guarantors signatories thereto and BNY Midwest Trust Company dated June 13, 2003, provided further that these exceptions shall not materially impair the ability of the Company or any of its subsidiaries to perform its obligations under the Securities and the Indenture.

        (ff)        No Broker’s Fees. None of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities, except as disclosed in the Offering Memorandum.

        (gg)        Rule 144A Eligibility. On each of the Closing Date and the Option Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and the Offering Memorandum, as of its date, will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

        (hh)        No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

        (ii)        No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

        (jj)        Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

        (kk)        No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

        (ll)        Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

        (mm)        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in or incorporated by reference into the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

        (nn)        Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in or incorporated by reference into the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

        (oo)        Sarbanes-Oxley Act of 2002. The Company has complied with the currently applicable provisions of the Sarbanes-Oxley Act of 2002, and, to the best of the Company’s knowledge, the Company’s directors and officers, in their capacities as such, have complied with the currently applicable provisions of the Sarbanes-Oxley Act of 2002.

        (pp)        Stock Issuable Upon Conversion. The Company may issue up to 19,705,187 million shares of Common Stock upon conversion or repurchase of the Securities without stockholder approval under the applicable rules and regulations of the NYSE.

        5.        Further Agreements of the Company. The Company, covenants and agrees with each Initial Purchaser that:

        (a)        Delivery of Copies. At any time prior to the completion of the distribution by the Initial Purchasers of the Securities, the Company will deliver to the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Final Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request.

        (b)        Amendments or Supplements. Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Final Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein prior to the completion of the initial offering of the Securities by the Initial Purchasers, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of the proposed amendment or supplement or document to be incorporated by reference therein for review and will not distribute any such proposed amendment or supplement or file any such document with the Commission to which any Initial Purchaser reasonably objects.

        (c)        Notice to the Initial Purchasers. The Company will advise each of the Initial Purchasers promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Final Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Final Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

        (d)        Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

        (e)        Blue Sky Compliance. The Company will cooperate with the Initial Purchasers and their counsel to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and will continue such qualifications in effect so long as reasonably required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

        (f)        Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading “Use of proceeds.”

        (g)        Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        (h)        PORTAL and DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

        (i)        No Resales by the Company. During the period from the Closing Date until two years after the Closing Date, or the Option Closing Date, if applicable, without the prior written consent of the Initial Purchasers, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

        (j)        No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities or the Underlying Securities in a manner that would require registration of the Securities under the Securities Act.

        (k)        No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities or the Underlying Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

        (l)        Reservation of Underlying Securities. The Company shall reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities.

        (m)        Listing on NYSE. The Company will use its commercially reasonable efforts to cause all shares of the Underlying Securities to be listed on the New York Stock Exchange in accordance with its rules and regulations.

        (n)        No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

        (o)        Stockholder Approval. The Company agrees to use its reasonable best efforts to obtain stockholder approval for the issuance of the Common Stock upon conversion or repurchase of the Securities no later than 180 days after the Closing Date. The Company further agrees that prior to obtaining such stockholder approval, it will not reduce the balance of its treasury stock other than for purposes of issuing Common Stock upon conversion or repurchase of the Securities.

        6.        Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Firm Securities on the Closing Date and the Additional Securities on the Option Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

        (a)        Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date and any Option Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date and any Option Closing Date.

        (b)        No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

        (c)        No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 4(d) hereof shall have occurred or shall exist that is material and adverse, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the judgment of each of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

        (d)        Comfort Letters. On the date of this Agreement and on the Closing Date, and on any Option Closing Date, Deloitte & Touche shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Final Offering Memorandum; provided that the letter delivered on the Closing Date or any Option Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

        (e)        Officer’s Certificate. The Company shall have furnished to the Initial Purchasers a certificate in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex C hereto, dated the Closing Date and any Option Closing Date, of its Chief Executive Officer and Chief Financial Officer.

        (f)        Management Comfort Letter. The Company shall have furnished to the Initial Purchasers a certificate, dated the date hereof, of its Chief Executive Officer and Chief Financial Officer, with respect to financial information relating to the fiscal year audited by Arthur Andersen, providing “Management Comfort” with respect to such information to the extent Deloitte & Touche is unable to provide such comfort, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex D hereto.

        (g)        Certificate Regarding Covered Reports and Internal Controls. The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date and any Option Closing Date, of its Chief Executive Officer and its Chief Financial Officer, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex E hereto.

        (h)        Opinion of Special Counsel for the Company. Kirkland & Ellis LLP, special counsel for the Company and its subsidiaries, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date and any Option Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex A hereto.

        (i)        Opinion of Counsel for the Company. Varnum, Riddering, Schmidt & Howlett LLP, counsel for the Company and its subsidiaries, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date and any Option Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex B hereto.

        (j)        Opinion of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date and any Option Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

        (k)        Reliance Letter of Special Counsel for the Company. Kirkland & Ellis LLP, special counsel for the Company and its subsidiaries, shall have furnished to the Initial Purchasers, at the request of the Company, their reliance letter with respect to their opinion, to be delivered to the lenders in connection with the New Senior Secured Credit Facility, dated the Closing Date and any Option Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

        (l)        No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date and any Option Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date and any Option Closing Date, prevent the issuance or sale of the Securities.

        (m)        Good Standing. The Initial Purchasers shall have received on and as of the Closing Date and any Option Closing Date satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

        (n)        Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

        (o)        The Indenture. The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

        (p)        The New Senior Secured Credit Facility. The New Senior Secured Credit Facility, in substantially the form as has been described in the Final Offering Memorandum, shall have been duly authorized, executed and delivered by the parties thereto, and no default under the New Senior Secured Credit Facility shall be in existence on the Closing Date and any Option Closing Date.

        (q)        PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

        (r)        Additional Documents. On or prior to the Closing Date and any Option Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

        (s)        Lock-ups. The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and the executive officers and directors of the Company identified on Schedule 3 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and any Option Closing Date.

        (t)        Listing. An application for the listing of the Underlying Securities shall have been submitted to the New York Stock Exchange.

        (u)        Closing of the New Senior Secured Credit Facility. Concurrent with the closing of the offering of the Securities, the transactions contemplated by the New Senior Secured Credit Facility Documentation shall have been consummated, and the Company shall have received the proceeds of the borrowings to be made thereunder and applied such proceeds, in each case, in the manner described in the Offering Memorandum.

        (v)        Notice of Redemption of 5% Convertible Notes. On the Closing Date, the Company shall issue an irrevocable notice of redemption pursuant to Article 3 of the indenture dated as of July 28, 1997, between the Company and the Bank of New York, as trustee, governing the 5% convertible notes due 2004.

        All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

        7.        Indemnification and Contribution.

        (a)        Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Final Offering Memorandum (excluding any documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Final Offering Memorandum unless, in either case, such failure to deliver the Final Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 4 hereof.

        (b)        Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the statements concerning the Initial Purchasers contained in the second and third sentences of the fourth paragraph, under the heading “Plan of distribution,” and with respect to each Initial Purchaser, such Initial Purchaser’s name as it appears on the cover.

        (c)        Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Initial Purchasers, and any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person, unless in each case, agreed to by the Indemnified Person.

        (d)        Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)        Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

        (f)        Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

        8.        Termination. This Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Initial Purchasers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

        9.        Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

        (b)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

        (c)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

        (d)        Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

        10.        Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated other than pursuant to Section 9, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Final Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; (ix) all expenses and fees in connection with the listing of the Underlying Securities on the New York Stock Exchange and (x) all expenses incurred by the Company (but not the Initial Purchasers) in connection with any “road show” presentation to potential investors.

        (b)        If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement other than pursuant to Section 7, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

        11.        Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser and the Company referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

        12.        Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

        13.        Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

        14.        Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be delivered or sent by mail or by fax to J.P. Morgan Securities Inc., 277 Park Avenue, 9th floor, New York, New York 10172 (fax: (212) 622-8358); Attention: Henry K. Wilson, Equity Syndicate Desk and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York (fax: (212) 761-0538); Attention: Syndicate Desk, with a copy to Arthur D. Robinson, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (fax (212) 455-2502). Notices to the Company shall be delivered or sent by mail or by fax to the address of the Company set forth in the Offering Memorandum, Attention: Mr. James Mallack, Chief Financial Officer (fax: (248) 675-6482), with a copy to Mr. Dennis M. Myers, Esq., Kirkland & Ellis LLP, 200 East Randolph Drive, Suite 5400, Chicago, Illinois 60601 (fax: (312) 861-2200).

        (b)        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        (c)        Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by fax), each of which shall be an original and all of which together shall constitute one and the same instrument.

        (d)        Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

        (e)        Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, TOWER AUTOMOTIVE, INC. By: —————————————— Name: Title:

Accepted: May 17, 2004 J.P. MORGAN SECURITIES INC. By: —————————————— Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED By: —————————————— Authorized Signatory

Schedule 1

Initial Purchaser J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated Total	Principal Amount $ 55,000,000 $ 55,000,000 $110,000,000

Schedule 2

Subsidiaries

R.J. Tower Corporation (Michigan)
Algoods, USA, Inc. (Kentucky)
Tower Automotive Bardstown, Inc. (Kentucky)
Tower Automotive Bowling Green, LLC (Kentucky)
Tower Automotive Capital Trust (Delaware)
Tower Automotive Chicago, LLC (Illinois)
Tower Automotive Finance, Inc. (Delaware)
Tower Automotive Granite City Services, LLC (Illinois)
Tower Automotive Granite City, LLC (Illinois)
Tower Automotive International Holdings, Inc. (Michigan)
Tower Automotive International, Inc. (Delaware)
Tower Automotive International Yorozu Holdings, Inc. (Michigan)
Tower Automotive Lansing, LLC (Michigan)
Tower Automotive Madison, LLC (Mississippi)
Tower Automotive Michigan, LLC (Michigan)
Tower Automotive Milwaukee, LLC (Wisconsin)
Tower Automotive Plymouth, Inc. (Michigan)
Tower Automotive Products Company, Inc. (Delaware)
Tower Automotive Receivables Company, Inc. (Michigan)
Tower Automotive Services and Technology, LLC (Delaware)
Tower Automotive Technology Products, Inc. (Indiana)
Tower Automotive Technology, Inc. (Michigan)
Tower Automotive Tool, LLC (Michigan)
Tower Services, Inc. (Michigan)
Trylon Corporation (Michigan)
Tower Automotive Belgium B.V.B.A. (Belgium)
Tower Automotive Do Brasil, S.A. (Brazil)
Tower Componentes Automotivos Ltda. (Brazil)
Tower do Brasil, Ltda. (Brazil)
Changchun Tower Golden Ring Automotive Products Company, Ltd. (China) - 60%
Tower Automotive (Czech Republic) s.r.o. (Czech Republic)
Tower Automotive France SARL (France)
MT Stahl Handelsgesellschaft GmbH & Co. KG (Germany) - 80%
MT Stahl Handelsgesellschaft Verwaltung GmbH (Germany) - 80%
Tower Automotive Auslandbeteiligungen GmbH (Germany)
Tower Automotive Deutschland GmbH & Co. KG (Germany)
Tower Automotive Deutschland, GmcH & Co. KG Werkzeubau Und Presswerk (Germany)
Tower Automotive Holding, GmbH (Germany)
Tower Automotive Hydroforming Verwaltung GmbH (Germany)
Tower Automotive Hydroforming GmbH & Co. KG (Germany)
Tower Automotive Presswerk Zwickau GmbH & Co. KG (Germany)

Tower Automotive Umformtechnik, GmbH & Co. KG (Germany)
Tower Automotive Verwaltung GmbH (Germany)
Tower Automotive Szerszamgyar es Presuzem Kft. (Hungary)
Tower Automotive India Private, Ltd. (India)
Oslamt, S.p.A. (Italy)
Tower Automotive Melfi, S.r.L. (Italy)
Tower Automotive Sud, S.r.L. (Italy)
Tower Automotive, S.r.L. (Italy)
Tower Italia, S.r.L. (Italy)
Tower Automotive Japan Co., Ltd. (Japan)
Tower Automotive (WuHu) Company Ltd. - 80%
Seojin Industrial Company (Korea)
Tower Automotive Korea Co Ltd.
Tower Automotive Mexico, S. de R.L. de C.V. (Mexico)
Tower Automotive Europe, B.V. (Netherlands)
Tower Automotive Finance, B.V. (Netherlands)
Tower Automotive International, B.V. (Netherlands) Algoods, Inc. (Ontario)
Tower Automotive Canada, Inc. (Ontario)
Tower Automotive Polska SP .zo.o (Poland)
Tower Automotive Spain SL
Tower Automotive A.S. (Slovakia)
Tower Automotive s.r.o. (Slovakia)

Schedule 3

Persons Subject to Lock-Up

S.A. Johnson
Kathleen A. Ligocki
James A. Mallak
Richard S. Burgess
Kathy J. Johnston
Jeffrey L. Kersten
Vincent Pairet
Tommy G. Pitser
Thomas Werle
Antonio R. Zárate
Anthony G. Fernandes
Juergen M. Geissinger
Ali Jenab
F. Joseph Loughrey
James R. Lozelle
Georgia R. Nelson
Enrique Zambrano

ANNEX A

Form of Opinion of Special Counsel to the Company

1.	The Company is a corporation validly existing and in good standing under the General Corporation Law of the State of Delaware.

2.	The Company is qualified to do business as a foreign corporation and is in good standing in those states listed on Exhibit A attached hereto, which we have been informed by the Company are the only states in which the Company is qualified to do business as a foreign corporation.

3.	Each of the Significant Subsidiaries is a validly existing corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization. Each of the Significant Subsidiaries is qualified to do business as a foreign corporation and is in good standing in those states listed on Exhibit A attached hereto, which we have been informed by the Company are the only states in which such Significant Subsidiary is qualified to do business as a foreign corporation.

4.	Each of the Company and the Significant Subsidiaries has under its charter, by-laws or other organizational documents the power to own and lease its properties and to conduct its business as described in the Offering Memorandum.

5.	The Purchase Agreement has been duly authorized, executed and delivered by the Company.

6.	The Indenture has been duly authorized, executed and delivered by the Company. The Indenture is a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

7.	The Registration Rights Agreement has been duly authorized, executed and delivered by the Company. The Registration Rights Agreement is a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

8.	The Securities have been duly authorized, executed and delivered by the Company, and when paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute Securities under the terms of the Indenture, will constitute the valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms.

9.	The Underlying Securities initially issuable upon conversion of the Securities have been duly authorized and validly reserved for issuance upon conversion of the Securities by all necessary corporate action of the Company, and, when issued in accordance with the terms of the Indenture and the Securities at conversion prices at or in excess of the par value of the Common Stock at the time, will be validly issued, fully paid and non-assessable and, upon such conversion, free of preemptive rights or any similar rights under the Company’s Amended and Restated Certificate of Incorporation or under the Delaware General Corporation Law.

10.	The Board of Directors of the Company has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of the Securities. No approval by the stockholders of the Company is required.

11.	The execution and delivery of the Purchase Agreement, the Registration Rights Agreement and the Indenture by the Company, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby (including, without limitation, the Company’s issuance and sale of the Securities to you in accordance with the terms of the Purchase Agreement, the issue of the Underlying Securities upon conversion of the Debentures and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption “Use of proceeds”) do not and will not conflict with or constitute or result in a breach, creation of a lien or encumbrance or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the charter, bylaws or other organizational documents of the Company, (ii) any statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Offering Memorandum (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Company may be subject as a result of the Initial Purchasers’ legal or regulatory status or the involvement of the Initial Purchasers in such transactions, (b) any laws, rules or regulations relating to misrepresentations or fraud, (c) the Securities Act, the Exchange Act or the Trust Indenture Act) or (iii) the terms or provisions of any contract set forth on Exhibit B attached hereto, which the Company has represented to us constitute all of the material contracts of the Company (provided that in each case we express no opinion as to compliance with any financial test or cross-default provision in any such agreement), except for in the case of items (ii) and (iii) any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Company to perform its obligations under the Transaction Documents.

12.	To our actual knowledge, no consent, waiver, approval, authorization or order of any court or governmental authority is required for the issuance and sale by the Company of the Securities to the Initial Purchasers or the consummation by the Company of the other transactions contemplated by the Transaction Documents, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and the security or Blue Sky laws of the various states (and the rules and regulations thereunder), as to which we express no opinion in this paragraph.

13.	No registration under the Securities Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers on the terms set forth in the Offering Memorandum, and prior to the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act ,(ii) the accuracy and completeness of the Initial Purchasers’ representations set forth in Section 2 of the Purchase Agreement, and those of the Company set forth in Sections 4(gg), 4(hh) and 4(ii) of the Purchase Agreement regarding, among other things, the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resales thereof, and (iii) the compliance with the procedures set forth in the Purchase Agreement by the Initial Purchasers and the Company.

14.	The information in the Offering Memorandum under the headings “Description of debentures,” “Description of capital stock,” “Transfer restrictions” and “Certain United States federal and estate income tax consequences,” to the extent that it summarizes laws, governmental rules or regulations or documents or legal conclusions with respect thereto is correct in all material respects.

15.	We have no knowledge about any legal or governmental proceeding that is pending or threatened against the Company or any of its subsidiaries that has caused us to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act but is not so described in the Offering Memorandum.

16.	The Company is not and, immediately after the sale of the Securities to the Initial Purchasers and application of the net proceeds therefrom as described in the Offering Memorandum under the caption “Use of proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act.

17.	To our actual knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities with the Securities registered pursuant to the Shelf Registration Statement.

18.	Neither the sale, issuance, execution or delivery of the Securities nor the application of the net proceeds therefrom as described in the Offering Memorandum under the caption “Use of proceeds” will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

********

        The purpose of our professional engagement was to establish factual matters, and preparation of the Offering Memorandum involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Offering Memorandum or that the actions taken in connection with the preparation of the Offering Memorandum (including the actions described in the next paragraph) were sufficient to cause the Offering Memorandum to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Offering Memorandum except to the extent otherwise explicitly indicated in numbered paragraph 14 above.

        We can however confirm that we have participated in conferences with representatives of the Company, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the independent accountants for the Company during which disclosures in the Offering Memorandum and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company. We were not retained by the Company to prepare the periodic reports, proxy statements or other materials incorporated by reference in the Offering Memorandum, and our knowledge about these materials is limited to our review thereof.

        Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to materiality upon the opinions and on statements of officers of the Company, we can advise you that nothing has come to our attention that has caused us to conclude that the Offering Memorandum, at the date it bears or on the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ANNEX B

[Form of Opinion of Counsel for the Company]

        (a)     The Company and each of its United States subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

        (b)     All the outstanding shares of capital stock or other equity interests of the Company and each United States subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the Offering Memorandum).

        (c)     The Company has full right, power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

        (d)     The Indenture has been duly authorized, executed and delivered by the Company.

        (e)     The Securities have been duly authorized, executed and delivered by the Company.

        (f)     The Underlying Securities initially issuable upon conversion of the Securities have been duly authorized and validly reserved for issuance upon conversion of the Securities by all necessary corporate action of the Company, and, when issued in accordance with the terms of the Indenture and the Securities, will be validly issued, fully paid and non-assessable and free of preemptive rights or any similar rights under federal or Delaware law or the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

        (g)     The statements in the Offering Memorandum under the caption “Description of capital stock,” insofar as they purport to describe or summarize certain provisions of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws are accurate summaries or descriptions in all material respects.

        (h)     This Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

        In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

        The opinion of Varnum, Riddering, Schmidt & Howlett LLP described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

ANNEX C

TOWER AUTOMOTIVE, INC.

OFFICERS’ CERTIFICATE

        The undersigned, Kathleen Ligocki, the duly appointed President and Chief Executive Officer of Tower Automotive, Inc., a Delaware corporation (the “Company”), and James A. Mallak, the duly appointed Chief Financial Officer and Treasurer of the Company, do hereby certify on behalf of the Company and solely in their respective capacities as officers of the Company (and not in an individual capacity in any manner) as follows in connection with Section 6(e) of the Purchase Agreement dated May 17, 2004 (the “Purchase Agreement”), among the Company and the initial purchasers named therein (the “Initial Purchasers”) (capitalized terms that are defined in the Purchase Agreement are used herein as therein defined):

1.	in our opinion, after examining the Final Offering Memorandum, the Final Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Final Offering Memorandum so that the Final Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.	the representations and warranties of the Company in the Purchase Agreement are true and correct in all material respects as of the date hereof;

3.	the Company has complied, in all material respects, with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied under the Purchase Agreement on or prior to the date hereof;

4.	subsequent to the date of the Final Offering Memorandum, (i) there has been no material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than dividends of the Tower Automotive Capital Trust 6¾% Trust Convertible Preferred Securities), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction, incurred any liability or obligation, direct or contingent, where such transaction, liability or obligation is material, either individually or in the aggregate, to the Company and its subsidiaries taken as a whole; and (iii) none of the Company nor any of its subsidiaries has sustained any loss or interference with its business from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, where such occurrence or event is material, either individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except in each case as otherwise disclosed in the Final Offering Memorandum; and

5.	subsequent to the execution and delivery of the Purchase Agreement (i) no downgrading has occurred in the rating accorded the Securities or any of the Company’s other debt securities or preferred stock by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act; and (ii) no such organization has publicly announced or notified the Company that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any of the Company’s other debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

[Signatures on next page]

        IN WITNESS WHEREOF, the undersigned have executed this certificate as of the ____ day of May 2004.

/s/ Kathleen Ligocki
——————————————
Name: Kathleen Ligocki
Title: President and Chief Executive Officer

/s/ James A. Mallak
——————————————
Name: James A. Mallak
Title: Chief Financial Officer and Treasurer

ANNEX D

TOWER AUTOMOTIVE, INC.

OFFICERS’ CERTIFICATE

        Reference is made to the offering by Tower Automotive, Inc., a Delaware corporation (the “Company”), of $110,000,000 in aggregate principal amount of 5.75% Convertible Senior Debentures due 2024, pursuant to the terms of the Purchase Agreement, dated May 17, 2004 (the “Purchase Agreement”), among the Company and the initial purchasers named therein (the “Initial Purchasers”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement. Each of the undersigned, Kathleen Ligocki, the duly appointed President and Chief Executive Officer of the Company, and James A. Mallak, the duly appointed Chief Financial Officer and Treasurer of the Company, pursuant to Section 6(f) of the Purchase Agreement, hereby certifies on behalf of the Company and solely in their respective capacities as officers of the Company (and not in an individual capacity in any manner) that, as of the date hereof:

        1.     Arthur Andersen LLP audited the consolidated financial statements of the Company as of December 31, 2001 and for the year ended December 31, 2001, incorporated by reference into the offering memorandum dated May 17, 2004 (the “Offering Memorandum”).

        2.     At all times that Arthur Andersen LLP was engaged by the Company, Arthur Andersen LLP was a firm of independent certified public accountants with respect to the Company within the meaning of the Securities Act of 1933, as amended (the “Act”), and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”).

        3.     To the best of our knowledge, the consolidated financial statements audited by Arthur Andersen LLP incorporated by reference into the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

        4.     Arthur Andersen LLP has not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2001 and has not reviewed any financial statements of the Company as of any date or for any period subsequent to March 31, 2002.

        5.     Arthur Andersen LLP’s report on the consolidated financial statements of the Company as of and for the year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty or audit scope. Arthur Andersen LLP’s report refers to the Company’s adoption on January 1, 2001 of the Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”

        6.     During the year ended December 31, 2001, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

[Signatures on next page]

Dated as of this ____ day of May 2004.

/s/ Kathleen Ligocki
——————————————
Name: Kathleen Ligocki
Title: President and Chief Executive Officer

/s/ James A. Mallak
——————————————
Name: James A. Mallak
Title: Chief Financial Officer and Treasurer

TOWER AUTOMOTIVE, INC.

OFFICERS’ CERTIFICATE

        Reference is made to the offering by Tower Automotive, Inc., a Delaware corporation (the “Company”), of $110,000,000 aggregate principal amount of 5.75% Convertible Senior Debentures due 2024, pursuant to the terms of the Purchase Agreement, dated May 17, 2004 (the “Purchase Agreement”), among the Company and the initial purchasers named therein (the “Initial Purchasers”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement. Each of the undersigned, Kathleen Ligocki, the duly appointed President and Chief Executive Officer of the Company, and James A. Mallak, the duly appointed Chief Financial Officer and Treasurer of the Company, pursuant to Section 6(g) of the Purchase Agreement, hereby certifies that solely in her or his respective capacity as an officer of the Company (and not in an individual capacity in any manner), as of the date hereof:

        1.        I have reviewed the offering memorandum dated May 17, 2004 (“the Offering Memorandum”) which incorporates by reference the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, the Form 10-Q for the three-month period ended March 31, 2004, the current reports on Form 8-K dated February 10, 2004, March 1, 2004, March 8, 2004, March 11, 2004 and May 4, 2004 and the Definitive Proxy Statement on Schedule 14A of the Company for the 2004 Annual Meeting of Stockholders dated April 16, 2004 (the “Covered Reports”). Each reference to the Offering Memorandum shall be deemed to include the Covered Report, except to the extent that such information in the Covered Reports has been modified or superseded by information contained in the Offering Memorandum, or in any subsequently filed document incorporated by reference into the Offering Memorandum.

        2.        Based on my knowledge, the Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by the Covered Reports and the Offering Memorandum.

        3.        Based on my knowledge, the financial statements and other financial information included in and incorporated by reference into the Offering Memorandum, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Covered Reports and the Offering Memorandum.

        4.        The Covered Reports fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)).

        5.        The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and we have:

        a.        designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the Covered Reports and the Offering Memorandum were being prepared;

        b.        evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Quarterly Report on Form 10-Q for the period ended March 31, 2004 (the “Evaluation Date”); and

        c.        presented in the Quarterly Report on Form 10-Q for the period ended March 31, 2004 our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

        6.        The Company’s other certifying officer and I have disclosed, based on our most recent evaluation, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent function):

        a.        all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weakness in internal controls; and

        b.        any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

        7.        The Company’s other certifying officer and I have indicated in the Quarterly Report on Form 10-Q for the period ended March 31, 2004 whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

[Signatures on next page]

Dated as of this ____ day of May 2004.

/s/ Kathleen Ligocki
——————————————
Name: Kathleen Ligocki
Title: President and Chief Executive Officer

/s/ James A. Mallak
——————————————
Name: James A. Mallak
Title: Chief Financial Officer and Treasurer

ANNEX E

Exhibit A

[Form of Registration Rights Agreement]

[Attached]

Exhibit B

[FORM OF LOCK-UP LETTER]

May ___, 2004

J.P. Morgan Securities Inc.
277 Park Avenue
9th Floor
New York, New York 10172

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

        The undersigned understands that J.P. Morgan Securities Inc. (“J.P. Morgan”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley” and together with J.P. Morgan, the “Initial Purchasers”) propose to enter into a Purchase Agreement (“Purchase Agreement”) with Tower Automotive, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the Initial Purchasers, of Convertible Senior Debentures due 2024 (the “Securities”). The Securities will be convertible into shares of common stock of the Company, par value $.01 per share (the “Common Stock”).

        To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Purchase Agreement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Securities to the Initial Purchasers pursuant to the Purchase Agreement, (b) transfers of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock by gift, will, distribution from a revocable trust, family trust or similar trust arrangement providing for the distribution of assets upon death, or intestacy, including, without limitation, transfers by gift, will, distribution from a revocable trust, family trust or similar trust arrangement providing for the distribution of assets upon death or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any jurisdiction or (c) transfers or sales of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock pursuant to any contract, instruction or plan, including a contract, instruction or plan complying with Rule 10b5-1 of the regulations under the Securities Exchange Act of 1934, as amended, that has been entered into by the undersigned prior to the date of the Purchase Agreement, provided that in the event of any transfer pursuant to clause (b), the transferee shall enter into a lock-up agreement substantially in the form of this Lock-Up Agreement covering the remainder, if any, of the 90-day period referred to herein. In addition, the undersigned agrees that, without the prior written consent of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Purchase Agreement, make any demand that any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock owned by the undersigned be registered under the Securities Act of 1933 or exercise any right to require such registration, provided that the foregoing provisions shall not apply to the registration of Common Stock or other securities pursuant to the Company’s employee, officer, director or other benefit plans or to the registration of the Securities or the Common Stock issuable upon conversion of the Securities.

        The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns; provided that, anything in this Lock-Up Agreement to the contrary notwithstanding, this Lock-Up Agreement shall not be effective unless and until the Purchase Agreement has been executed and delivered by the parties thereto, and this Lock-Up Agreement shall terminate, automatically and without any action on the part of the Initial Purchasers or any other person, if (a) the Purchase Agreement is not executed and delivered by all of the parties thereto prior to May 21, 2004, (b) the Purchase Agreement or the obligation of the Initial Purchasers to purchase Securities thereunder is terminated or (c) if the Initial Purchasers do not purchase the Securities to be purchased by them pursuant to the Purchase Agreement on the closing date set forth therein (as such date may be extended, if applicable, pursuant to the express terms of the Purchase Agreement).

        Nothing in this Lock-Up Agreement shall prevent or limit the undersigned from acquiring shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, including, without limitation, any of the foregoing that may be acquired by or granted to the undersigned pursuant to the Company’s employee, officer or director stock option, stock purchase or other benefit plans or upon the exercise of options owned by or granted to the undersigned.

[Signature Page Follows]

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

Very truly yours, —————————————— (Name) —————————————— (Address)